Exhibit (a)(2)

EATON VANCE NATIONAL MUNICIPAL TRUST

AMENDMENT TO DECLARATION OF TRUST

(effective April 3, 2009)

AMENDMENT effective April 3, 2009, made to the Agreement and Declaration of Trust made January 26, 2009, as amended, (hereinafter called the “Declaration”) of EATON VANCE NATIONAL MUNICIPAL TRUST, a Massachusetts business trust (hereinafter called the “Trust”), by the undersigned being at least a majority of the Trustees of the Trust in office.

WHEREAS, Section 8.3 of Article VIII of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;

NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

1.	The caption at the head of the Declaration is hereby amended to read as follows:

EATON VANCE NATIONAL MUNICIPAL OPPORTUNITIES TRUST

2.	Article I Section 1.1 of the Declaration is hereby amended to read as follows:

ARTICLE I

Section 1.1. Name. The name of the trust created hereby is Eaton Vance National Municipal Opportunities Trust.

This amendment shall be effective upon execution by all of the Trustees.

IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument in full this 3rd day of April, 2009

/s/ Frederick S. Marius
Frederick S. Marius

/s/ Jane A. Rudnick
Jane A. Rudnick

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.	Boston, Massachusetts

Then personally appeared the above named Frederick S. Marius and Jane A. Rudnick, each of whom acknowledged the foregoing instrument to be his/her free act and deed.

Before me,

/s/ Lynne M. Hetu

My commission expires: 7/6/12

The names and addresses of all the Trustees of the Trust are as follows:

Frederick S. Marius

41 Myrtle Terrace

Winchester, MA 01890

Jane A. Rudnick

9 Floyd Street

Saugus, MA 01906

Trust Address:

Two International Place

Boston, MA 02110

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